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                                                                   EXHIBIT 5.1

                                               10889 WILSHIRE BOULEVARD
(LOGO) OCCIDENTAL PETROLEUM CORPORATION        LOS ANGELES, CALIFORNIA  90024
                                               TELEPHONE (213) 879-1700
                                                         (310) 208-8800
                                               FACSIMILE (310) 443-6690

  LINDA S. PETERSON
   SENIOR COUNSEL

Direct Telephone (310) 443-6189
Direct Fax       (310) 443-6737




                              April 26, 1996




Occidental Petroleum Corporation
10889 Wilshire Boulevard
Los Angeles, CA 90024

     Re:  Occidental Petroleum Corporation
          Registration Statement on Form S-8
          Occidental Petroleum Corporation
          1996 Restricted Stock Plan for Non-Employee Directors
          -----------------------------------------------------

Ladies and Gentlemen:

       I am a Senior Counsel of Occidental Petroleum Corporation, a Delaware corporation ("Occidental"), and have acted as counsel to Occidental in connection with the preparation of the above-referenced Registration Statement on Form S-8, submitted by Occidental to the Securities and Exchange Commission ("Commission") on April 26, 1996 (the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 50,000 shares (the "Shares") of Common Stock, par value $.20 per share, of Occidental. The Registration Statement also covers the rights (the "Rights") initially to purchase units (the "Units"), each Unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of Occidental, which Rights will be issued with, and initially attached to and traded with, the Shares. The Rights will be issued pursuant to the Rights Agreement, dated as of October 17, 1986, between Occidental and Chemical Bank as successor Rights Agent (the "Rights Agreement").

      The Shares and Rights attached thereto are to be issued in accordance with the Occidental Petroleum Corporation 1996 Restricted Stock Plan for Non-Employee Directors (the "Plan") with respect to awards of restricted stock under the Plan.

      This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

      In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such records of Occidental and all such agreements, certificates of public officials, certificates of officers or other representatives of Occidental and others and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, (i) the Registration Statement (together with the form of prospectus forming a part thereof), (ii) the


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Occidental Petroleum Corporation
April 26, 1996
Page 2


Restated Certificate of Incorporation and By-laws of Occidental, as amended to date, (iii) copies of certain resolutions adopted by the Board of Directors of Occidental, relating to the adoption of the Plan, the filing of the
Registration Statement and any amendments or supplements thereto, and the issuance of the Shares and the Rights attached thereto and related matters, (iv) copies of the action adopted at the Annual Meeting of Stockholders approving the Plan, (v) the Rights Agreement, and (vi) the Plan. At a meeting of the Board of Directors of Occidental relating to the adoption of the Rights Agreement, the Board of Directors was advised on a number of questions of Delaware law, including that there is no direct judicial precedent in Delaware regarding an identical form of rights agreement. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of Occidental and others.

      I am a member of the California and New York Bars and for purposes of this opinion do not hold myself out as an expert on, nor do I express any opinion as to, the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, I am of the opinion that:

     1. The Shares (for purposes of this paragraph 1, excluding the Rights) have been duly authorized and, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and nonassessable.

     2. The Rights have been duly authorized and, when (i) such Rights are issued in accordance with the Rights Agreement, and (ii) the Shares are issued and paid for in accordance with the terms of the Plan, such Rights will be validly issued.

     This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent. I hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,

                          /s/ Linda S. Peterson

                              Linda S. Peterson



lsp/benefits/96dir-rs/exh5-1